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                                                                      EXHIBIT 19

                         Schedule of certain documents
                   substantially identical to filed documents
                    with parties thereto and other material
                               differing details
                    ----------------------------------------

(19)(a) Additional parties to Special Deferred Compensation Agreement, as amended, in substantially the forms incorporated by reference to Exhibit (ix) to Form 10-K for the fiscal year ended June 24, 1977, to Exhibit (2) to Form 10-Q for the fiscal quarter ended September 23, 1983 and to Exhibit (19)(c) to Form 10-Q for the fiscal quarter ended September 30, 1986:

                                Michael D. Bevis
                                Daryle A. Lovett

(19)(b) Additional parties to Severance Pay Agreement, as amended, in substantially the form incorporated by reference to Exhibit (xi) to Form 10-K for the fiscal year ended June 27, 1980, and to Exhibit 10(a) to Form 10-K for the fiscal year ended June 26, 1991:

                                Michael D. Bevis
                                Daryle A. Lovett


(19)(c) Additional party to Severance Pay Agreement, in substantially the form incorporated by reference to Exhibit (19)(a) to Form 10-Q for the fiscal quarter ended June 30, 1986:

                              Thomas A. Frederick
                                Nancy A. Michaud

(19)(d) Additional parties to Deferred Compensation Agreement, as amended between Huffy Corporation and certain of its officers, in substantially the forms incorporated by reference to Exhibit (vi) to Form 10-K for the fiscal year ended June 29, 1979, and to Exhibit (3) to Form 10-Q for the fiscal quarter ended September 23, 1983:

                              Thomas A. Frederick
                                Daryle A. Lovett